Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

W&T Offshore Announces Second Quarter 2026 Results and

Declares Dividend for Third Quarter of 2026

HOUSTON, August 5, 2026 – W&T Offshore, Inc. (NYSE: WTI) (“W&T,” the “Company,” “we” or “us”) today reported operational and financial results for the second quarter of 2026 and declared a third quarter 2026 dividend of $0.01 per share.

This press release includes non-GAAP financial measures, including Adjusted Net Income (Loss), Adjusted EBITDA, Free Cash Flow, Adjusted General and Administrative Expenses and Net Debt, which are reconciled to the most comparable GAAP measures in the accompanying tables to this press release under “Non-GAAP Information.”

Second Quarter 2026 Highlights

●	Produced 34.7 thousand barrels of oil equivalent per day (“MBoe/d”) (49% liquids), at the midpoint of the Company’s guidance and up 3% from the same period in 2025;
●	Incurred $71.6 million in lease operating expenses, below the lower end of guidance;
●	Reported net income of $12.6 million, or $0.08 per diluted share, up significantly from a net loss of $22.5 million, or $(0.15) per diluted share, in the first quarter of 2026;
●	Adjusted Net Income totaled $3.5 million, or $0.02 per diluted share, compared with an Adjusted Net Loss of $5.1 million, or $(0.03) per diluted share, in the first quarter of 2026;
●	Increased Free Cash Flow by 50% to $31.4 million compared with $21.0 million in the first quarter of 2026;
●	Generated Adjusted EBITDA of $54.4 million, with $108.9 million of Adjusted EBITDA generated in the first half of 2026;
●	Adjusted General and Administrative Expenses decreased 5% to $16.4 million compared with $17.4 million in the first quarter of 2026;
●	Grew unrestricted cash and cash equivalents 15% to $150.7 million from $130.9 million at March 31, 2026, which resulted in a 9% decrease in Net Debt to $200.9 million from $220.3 million at March 31, 2026;
●	Ended the second quarter of 2026 with total available liquidity of $194.1 million, which positions the Company well to pursue organic growth initiatives and acquisition opportunities;
●	As the previously disclosed surety lawsuits continue to progress, W&T is working with damages experts to quantify our claims. While the results of the surety lawsuits remain uncertain, and there can be no assurance of a successful result, management believes, based in part on the preliminary report of the damages experts, that the Company, assuming we prevail in the litigation (including on our antitrust claims), would possibly have claims against the sureties that could reach hundreds of millions of dollars, and these damages would be statutorily trebled. This estimate reflects management's current assessment and may change as the damages analysis and litigation proceed;
●	Paid 11th consecutive quarterly dividend of $0.01 per share on May 18, 2026 and declared a quarterly dividend of $0.01 per share for the third quarter of 2026, payable on August 26, 2026 to shareholders of record on August 19, 2026.

Management Commentary

Tracy W. Krohn, W&T’s Chairman of the Board and Chief Executive Officer, commented, “The second quarter of 2026 was  another successful quarter of operational and financial results, with Adjusted EBITDA of $54.4 million, and Free Cash Flow of $31.4 million. In the first half of 2026, we generated almost $110 million of Adjusted EBITDA, and over $50 million in Free Cash Flow, all while decreasing our Net Debt position. We continue to strengthen our balance sheet, while adding financial flexibility that should allow us to continue to evaluate accretive acquisition opportunities. Acquisitions remain a key component of our success, and it is our ability to integrate and enhance the assets that we acquire that has allowed us to grow reserves and production over the past 40 years.

Operationally, we reported production at the midpoint of our guidance range and benefited from strong realized pricing in the second quarter. Our average realized price per BOE was up 11% compared to the first quarter of 2026. Additionally, our LOE costs were below the low end of our guidance range, which demonstrates our commitment to cost efficient operations. With consistent production, increasing realized pricing and continued cost control, we believe that we are well positioned operationally and financially to deliver robust results in the second half of 2026. I believe the market is beginning to reflect our strong results in our increased share price, but with the Free Cash Flow generation and our continued commitment to dividends, I believe that we are still significantly undervalued. We remain committed to operational excellence, enhancing shareholder value and believe that W&T is on the right path for success well into the future.”

Second Quarter 2026 Results

Key Financial Highlights

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
($ in thousands, except per share amounts)	2026	2026	% Change	2025	% Change
Total revenues	$162,619	$150,019	8%	$122,367	33%
Net income (loss)	12,561	(22,530)	156%	(20,884)	160%
Net income (loss) per diluted share	0.08	(0.15)	153%	(0.14)	156%
Adjusted Net Income (Loss)	3,530	(5,132)	169%	(11,799)	130%
Adjusted Net Income (Loss) per diluted share	0.02	(0.03)	165%	(0.08)	128%
Free Cash Flow	31,383	20,958	50%	3,583	776%
Adjusted EBITDA	54,409	54,540	(0)%	35,240	54%
Capital expenditures, accrual basis	10,358	7,230	43%	10,445	(1)%
Asset retirement obligation settlements	3,437	17,166	(80)%	12,207	(72)%

Operating Data

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2026	2026	% Change	2025	% Change
Net sales volumes:
Oil (MBbls) (1)	1,213	1,296	(6)%	1,259	(4)%
NGLs (MBbls)	329	425	(23)%	245	34%
Natural gas (MMcf) (2)	9,689	9,223	5%	9,285	4%
Total oil equivalent (MBoe) (3)	3,157	3,259	(3)%	3,052	3%

Average daily equivalent sales (MBoe/d)	34.7	36.2	(4)%	33.5	3%

Average realized sales prices (before the impact of derivative settlements):
Oil ($/Bbl) (4)	$99.30	$69.52	43%	$63.55	56%

NGLs ($/Bbl)	18.35	16.26	13%	19.24	(5)%
Natural gas ($/Mcf) (5)	3.31	5.41	(39)%	3.75	(12)%
Oil equivalent ($/Boe) (6)	50.23	45.08	11%	39.16	28%

(1)	MBbls — thousands of barrels of oil, condensate or NGLs
(2)	MMcf — million cubic feet
(3)	MBoe — thousand barrels of oil equivalent
(4)	Bbl — barrels of oil, condensate or NGLs
(5)	Mcf — thousand cubic feet
(6)	Boe — barrels of oil equivalent

Operating Expenses

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2026	2026	% Change	2025	% Change

	(in thousands)
Lease operating expenses	$71,563	$66,114	8%	$76,924	(7)%
Lease operating expenses per Boe	22.67	20.29	12%	25.20	(10)%
Gathering, transportation and production taxes	6,565	8,654	(24)%	5,499	19%
Gathering, transportation and production taxes per Boe	2.08	2.66	(22)%	1.80	16%
Depreciation, depletion, and amortization	25,578	27,265	(6)%	26,446	(3)%
Depreciation, depletion, and amortization per Boe	8.10	8.37	(3)%	8.67	(7)%
General and administrative expenses	27,508	24,833	11%	17,670	56%
General and administrative expenses per Boe	8.71	7.62	14%	5.79	50%
Adjusted General and Administrative Expenses	16,446	17,390	(5)%	14,796	11%
Adjusted General and Administrative Expenses per Boe	5.21	5.34	(2)%	4.85	7%

Lease operating expenses for the second quarter of 2026 were below the low end of guidance due to timing of facility and workover expense projects, which resulted in some of these expenses getting deferred to third quarter 2026.

Gathering, transportation and production taxes for the second quarter were below the low end of guidance due to the Williams Mobile Bay Gas Processing Facility being down the entire month of April for planned maintenance. W&T’s natural gas volumes stayed online during this period but bypassed the plant.

General and administrative expenses for the second quarter were up compared with the first quarter of 2026 as a result of an increase in non-cash share-based compensation costs driven by a higher share price used to value certain of the Company’s share-based compensation awards that are marked-to-market at the end of each reporting period.

Capital Expenditures, Asset Retirement Obligation Settlements and Decommissioning Obligation Settlements

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2026	2026	% Change	2025	% Change

	(in thousands)
Capital expenditures (accrual basis)	$10,358	$7,230	43%	$10,445	(1)%
Asset retirement obligation settlements	3,437	17,166	(80)%	12,207	(72)%
Decommissioning obligation settlements (1)	1,196	1,695	(29)%	62	1,829%

(1)

Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Balance Sheet and Liquidity

As of June 30, 2026, W&T had available liquidity of $194.1 million comprised of $150.7 million in unrestricted cash and cash equivalents and $43.4 million of borrowing availability under W&T’s revolving credit facility, based on a borrowing base of $50.0 million and $6.6 million of letters of credit outstanding. As of June 30, 2026, the Company had total debt of $351.6 million, Net Debt of $200.9 million and Net Debt to trailing twelve month Adjusted EBITDA was 1.2 times.

Derivatives

A summary of the Company’s outstanding derivative positions is provided in the investor presentation posted on W&T’s website.

Well Recompletions and Workovers

During the second quarter of 2026, W&T performed three workover projects and one recompletion that positively impacted production. W&T plans to continue performing these low cost and low risk short payout operations that impact both production and revenue.

Quarterly Dividend Policy

The Board of Directors declared a third quarter 2026 dividend of $0.01 per share which is to be paid on August 26, 2026 to shareholders of record on August 19, 2026.

Third Quarter and Full Year 2026 Production and Expense Guidance

The guidance for the third quarter and full year 2026 in the table below represents the Company’s current expectations. Please refer to the section entitled “Forward-Looking and Cautionary Statements” below for risk factors that could impact guidance.

Production	Third Quarter 2026	Full Year 2026
Oil (MBbls)	1,215 – 1,340	4,710 – 5,210
NGLs (MBbls)	405 – 450	1,620 – 1,820
Natural gas (MMcf)	8,660 – 9,570	35,380 – 39,180
Total equivalents (MBoe)	3,063 – 3,385	12,227 – 13,560
Average daily equivalents (MBoe/d)	33.3 – 36.8	33.5 – 37.2

Expenses	Third Quarter 2026	Full Year 2026
Lease operating expense ($MM)	73.0 – 81.0	264.7 – 294.7
Gathering, transportation and production taxes ($MM)	8.8 – 9.7	33.3 – 37.3
Adjusted General and Administrative Expenses ($MM)	17.2 – 19.0	63.2 – 70.2
Depreciation, depletion, amortization and accretion ($ per Boe)		10.25 – 11.35

Capital Expenditures and Plugging and Abandonment	Full Year 2026
Capital expenditures ($MM)	19.5 – 24.5
Plugging and Abandonment ($MM)	34.0 – 42.4

Third quarter 2026 production is expected to be slightly higher than second quarter. Third quarter lease operating expenses will be higher than second quarter due to approximately $3 million of facility and workover expense projects being deferred from second quarter to third quarter and approximately $2 million of workover projects moving forward from fourth quarter to third quarter. Full year 2026 capital expenditures and plugging and abandonment are expected to be towards the higher end of guidance based on acceleration of certain projects in the current supportive commodity price environment.

Conference Call Information

W&T will hold a conference call to discuss its financial and operational results on Thursday, August 6, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Interested parties may dial 1-844-739-3797. International parties may dial 1-412-317-5713. Participants should request to connect to the “W&T Offshore Conference Call.” This call will also be webcast and available on W&T’s website at www.wtoffshore.com under “Investors.” An audio replay will be available on the Company’s website following the call.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of America and has grown through acquisitions, exploration and development. As of June 30, 2026, the Company had working interests in 48 fields in federal and state waters (which include 41 fields in federal waters and seven in state waters). The Company has under lease approximately 591,000 gross acres (457,100 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 449,200 gross acres on the conventional shelf, approximately 136,200 gross acres in the deepwater and 5,600 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release, including those regarding the Company’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, projected costs, industry conditions, potential acquisitions, the outcomes and impact of ongoing litigation, the impact of potential regulatory changes, the impact of and integration of acquired assets, future production, probable reserves, capital expenditures associated with producing reserves, future expenses and indebtedness are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, NGLs and natural gas, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section.

W&T OFFSHORE, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Revenues:
Oil	$120,454	$90,103	$80,014
NGLs	6,037	6,911	4,715
Natural gas	32,093	49,887	34,802
Other	4,035	3,118	2,836
Total revenues	162,619	150,019	122,367

Operating expenses:
Lease operating expenses	71,563	66,114	76,924
Gathering, transportation and production taxes	6,565	8,654	5,499
Depreciation, depletion, and amortization	25,578	27,265	26,446
Asset retirement obligations accretion	8,776	8,517	8,681
General and administrative expenses	27,508	24,833	17,670
Total operating expenses	139,990	135,383	135,220

Operating income (loss)	22,629	14,636	(12,853)

Interest expense, net	9,231	9,186	9,005
Loss on extinguishment of debt	—	—	—
Derivative loss (gain), net	1,917	24,513	(12,047)
Other expense, net	287	831	13,455
Income (loss) before income taxes	11,194	(19,894)	(23,266)
Income tax (benefit) expense	(1,367)	2,636	(2,382)
Net income (loss)	$12,561	$(22,530)	$(20,884)

Net income (loss) per common share:
Basic	$0.08	$(0.15)	$(0.14)
Diluted	$0.08	$(0.15)	$(0.14)

Weighted average common shares outstanding:
Basic	149,705	148,778	147,847
Diluted	157,657	148,778	147,847

W&T OFFSHORE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,	December 31,
	2026	2026	2025
Assets
Current assets:
Cash and cash equivalents	$150,683	$130,919	$140,558
Restricted cash	—	—	62
Accounts receivable:
Oil, natural gas liquids and natural gas sales	67,094	72,400	59,633
Joint interest, net	25,581	27,592	24,473
Prepaid expenses and other current assets	19,433	18,449	14,543
Total current assets	262,791	249,360	239,269

Oil and natural gas properties and other, net	641,718	655,086	662,082
Restricted deposits for asset retirement obligations	24,122	24,351	24,026
Deferred income taxes	88	63	35
Other assets	30,795	30,292	30,395
Total assets	$959,514	$959,152	$955,807

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$88,750	$90,637	$98,406
Accrued liabilities	37,540	62,362	39,809
Undistributed oil and natural gas proceeds	63,269	61,590	59,065
Advances from joint interest partners	2,267	2,275	2,394
Current portion of asset retirement obligations	24,411	25,471	26,147
Current portion of long-term debt, net	8,158	8,309	8,458
Total current liabilities	224,395	250,644	234,279

Asset retirement obligations	548,824	540,568	535,704
Long-term debt, net	343,418	342,879	342,355
Other liabilities	14,529	21,070	15,781

Commitments and contingencies	24,549	25,745	27,440

Shareholders’ deficit:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	621,460	606,888	604,732
Retained deficit	(793,496)	(804,477)	(780,319)
Treasury stock	(24,167)	(24,167)	(24,167)
Total shareholders’ deficit	(196,201)	(221,754)	(199,752)
Total liabilities and shareholders’ deficit	$959,514	$959,152	$955,807

W&T OFFSHORE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Operating activities:
Net income (loss)	$12,561	$(22,530)	$(20,884)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	34,354	35,782	35,127
Share-based compensation	11,062	7,443	2,874
Amortization of debt issuance costs	794	779	740
Derivative loss (gain), net	1,917	24,513	(12,047)
Derivative premium payment	(7,300)	—	—
Derivative cash (settlements) receipts, net	(13,846)	318	8,241
Deferred income tax benefit	(26)	(27)	(2,312)
Changes in operating assets and liabilities:
Accounts receivable	7,318	(15,887)	2,041
Prepaid expenses and other current assets	(632)	(2,914)	238
Accounts payable, accrued liabilities and other	(9,443)	(7,760)	26,151
Asset retirement obligation settlements	(3,437)	(17,166)	(12,207)
Net cash provided by operating activities	33,322	2,551	27,962

Investing activities:
Investment in oil and natural gas properties and equipment	(8,631)	(10,127)	(10,422)
Acquisition of property interests	—	—	(311)
Proceeds from sale of oil and natural gas properties	—	—	(19)
Purchases of furniture, fixtures and other	—	(203)	(11)
Net cash (used in) provided by investing activities	(8,631)	(10,330)	(10,763)

Financing activities:
Repayments of long-term debt	(275)	(275)	(275)
Debt issuance costs	65	(159)	(436)
Payment of dividends	(1,618)	(1,488)	(1,499)
Other	(3,099)	—	(199)
Net cash used in financing activities	(4,927)	(1,922)	(2,409)
Change in cash, cash equivalents and restricted cash	19,764	(9,701)	14,790
Cash, cash equivalents and restricted cash, beginning of period	130,919	140,620	107,485
Cash, cash equivalents and restricted cash, end of period	$150,683	$130,919	$122,275

NON-GAAP INFORMATION

This release may include the use of various measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP) such as, but not limited to, Adjusted General and Administrative Expenses, Adjusted Net Income (Loss), Adjusted EBITDA, Free Cash Flow and Net Debt. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Reconciliations for non-GAAP measures to GAAP measures are included at the end of this release.

Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including Adjusted General and Administrative Expenses, Adjusted Net Income (Loss) and Adjusted EBITDA) and liquidity (Free Cash Flow and Net Debt) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables it to evaluate its operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that Free Cash Flow is an important supplemental measure of its cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025

	(in thousands)
General and administrative expenses	$27,508	$24,833	$17,670
Non-cash share-based compensation expense	(11,062)	(7,443)	(2,874)
Adjusted General and Administrative Expenses	$16,446	$17,390	$14,796

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025

	(in thousands, except per share amounts)
	(Unaudited)
Net income (loss)	$12,561	$(22,530)	$(20,884)
Selected items:
Unrealized commodity derivative (gain) loss, net	(11,774)	21,835	(2,554)
Allowance for credit losses	120	170	197
Non-recurring legal and IT-related costs	15	(66)	48
Non-ARO plugging and abandonment costs	—	—	13,856
Other	207	84	(47)
Tax effect of selected items (1)	2,401	(4,625)	(2,415)
Adjusted Net Income (Loss)	$3,530	$(5,132)	$(11,799)

Net income (loss) per common share (diluted)	$0.08	$(0.15)	$(0.14)
Total adjustments per share, net of income tax	(0.06)	0.12	0.06
Adjusted Net Income (Loss) per common share (diluted)	$0.02	$(0.03)	$(0.08)

Weighted average shares outstanding (diluted)	157,657	148,778	147,847

(1) Selected items were tax effected with the Federal Statutory Rate of 21% for each respective period.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025

	(in thousands)
	(Unaudited)
Net income (loss)	$12,561	$(22,530)	$(20,884)
Interest expense, net	9,231	9,186	9,005
Income tax (benefit) expense	(1,367)	2,636	(2,382)
Depreciation, depletion and amortization	25,578	27,265	26,446
Asset retirement obligations accretion	8,776	8,517	8,681
Unrealized commodity derivative (gain) loss, net	(11,774)	21,835	(2,554)
Allowance for credit losses	120	170	197
Non-cash share-based compensation	11,062	7,443	2,874
Non-ARO plugging and abandonment costs	15	(66)	48
Non-ARO P&A costs	—	—	13,856
Other	207	84	(47)
Adjusted EBITDA	$54,409	$54,540	$35,240

Reconciliation of Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025

	(in thousands)
	(Unaudited)
Net cash provided by operating activities	$33,322	$2,551	$27,962
Allowance for credit losses	120	170	197
Amortization of debt issuance costs	(794)	(779)	(740)
Non-recurring legal and IT-related costs	15	(66)	48
Current tax (benefit) expense (1)	(1,341)	2,663	(70)
Change in derivatives receivable (payable) (2)	155	(2,996)	1,252
Derivative premium payment	7,300	—	—
Non-ARO plugging and abandonment costs	—	—	13,856
Changes in operating assets and liabilities, excluding asset retirement obligation settlements	2,757	26,561	(28,430)
Capital expenditures, accrual basis (3)	(10,358)	(7,230)	(10,445)
Other	207	84	(47)
Free Cash Flow	$31,383	$20,958	$3,583

(1) Income tax (benefit) expense	$(1,367)	$2,636	$(2,382)
Less: Deferred income tax benefit	(26)	(27)	(2,312)
Current tax (benefit) expense	$(1,341)	$2,663	$(70)

(2) Derivatives receivable (payable), end of period	$(2,523)	$(2,678)	$1,562
Derivatives payable (receivable), beginning of period	2,678	(318)	(310)
Change in derivatives receivable (payable)	$155	$(2,996)	$1,252

(3) Investment in oil and natural gas properties and equipment	$(8,631)	$(10,127)	$(10,422)
Less: change in accrual for capital expenditures	1,727	(2,897)	23
Capital expenditures, accrual basis	$(10,358)	$(7,230)	$(10,445)

Reconciliation of Total Debt to Net Debt

	June 30,	March 31,	December 31,
($ in thousands)	2026	2026	2025
Current portion of long-term debt	$8,158	$8,309	$8,458
Long-term debt	343,418	342,879	342,355
Total debt	351,576	351,188	350,813
Cash and cash equivalents	(150,683)	(130,919)	(140,558)
Net Debt	$200,893	$220,269	$210,255

CONTACT:	Al Petrie	Sameer Parasnis
	Investor Relations Coordinator	Executive VP and CFO
	investorrelations@wtoffshore.com	sparasnis@wtoffshore.com
	713-297-8024	713-513-8654